BYLAWS

OF

Southern Ventures, Inc.

ARTICLE I - OFFICES

Section 1. Principal Executive Office. The principal office of the Corporation is hereby fixed in Carson City in the State of Nevada.



Section 2. Other Offices. Branch or subordinate offices may be established by the Board of Directors at such other places as may be desirable.

ARTICLE II - SHAREHOLDERS

Section 1. Place of Meeting. Meetings of shareholders shall be held either at the principal executive office of the corporation or at any other location within or without the State of Nevada which may be designated by written consent of all persons entitled to vote thereat.



Section 2. Annual Meetings. The annual meeting of shareholders shall be held on such day and at such time as may be fixed by the Board;
provided, however,

that should said day fall upon a Saturday, Sunday, or legal holiday observed by the Corporation at its principal executive office, then any such meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings, directors shall be elected by plurality vote and any other proper business may be transacted.



Section 3. Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes permitted under Chapter 78 of Nevada

Revised Statutes at any time by the Board, the Chairman of the Board, the

President, or by the shareholders entitled to cast not less than twenty-five percent (25%) of the votes at such meeting. Upon request in writing to the

Chairman of the Board, the President, any vice-president or the Secretary, by any person or persons entitled to call a special meeting of shareholders, the

Secretary shall cause notice to be given to the shareholders entitled to vote,

that a special meeting will be held not less than thirty-five
(35) nor more

than sixty (60) days after the date of the notice.



Section 4. Notice of Annual or Social Meeting. Written notice of each annual meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended, at the time of the notice, to be presented by management for election.



Notice of a shareholders' meeting shall be given either personally or by mail or, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or if no such address appears or is given, by publication at least once in a newspaper of general circulation in Carson

County, Nevada.



An affidavit of mailing of any notice, executed by the Secretary, shall be prima facie evidence of the giving of the notice.



Section 5. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.

If a quorum is present, the affirmative vote of the majority of shareholders represented and voting at the meeting on any matter, shall be the act of the shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment,

notwithstanding withdrawal of enough shareholders to leave less than a quorum,

if any action taken (other than adjournment) is approved by at least a majority of the number of shares required as noted above to constitute a quorum. Notwithstanding the foregoing, (1 ) the sale, transfer and other disposition of substantially all of the corporations properties and (2) a merger or consolidation of the corporation shall require the approval by an affirmative vote of not less than two-thirds (2/3) of the corporation's issued and outstanding shares.



Section 6. Adjourned Meeting and Notice Thereof. Any shareholders meeting,

whether or not a quorum is present, may be adjourned from time to time. In the absence of a quorum (except as provided in Section 5 of this Article), no other business may be transacted at such meeting.



It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken;
provided,

however when a shareholders meeting is adjourned for more than forty-five (45)

days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.



Section 7. Voting. The shareholders entitled to notice of any meeting or to vote at such, such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.



Section 8. Record Date. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of a meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall be not more than sixty
(60) nor less

than ten (10) days prior to the date of the meeting nor more than sixty (60)

days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights,

or to exercise of the rights, as the case may be, not withstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five
(45) days.



If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which notice is given.
The record date

for determining shareholders for any purpose other than as set in this Section

8 or Section 10 of this Article shall be at the close of the day on which the

Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.



Section 9. Consent of Absentees. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.



Section 10. Action Without Meeting. Any action which, under any provision of law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing,

setting forth the actions to taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this

Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.



Section 11. Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary not less than five

(5) days prior to the meeting.



Section 12. Conduct of Meeting  The President shall preside as
Chairman at all

meetings of the shareholders, unless another Chairman is selected. The

Chairman shall conduct each such meeting in a businesslike and fair manner,

but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman's ruling on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made by the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders without limiting the generality of the foregoing, the Chairman shall have all the powers usually vested in the chairman of a meeting of shareholders.



Article III-DIRECTORS

Section 1. Powers. Subject to limitation of the Articles of Incorporation,of these bylaws, and of actions required to be approved by the shareholders,

the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may, as permitted by law, delegate the management of the day-to-day operation of the business of the corporation to a management company or other persons or officers of the corporation provided that the business and affairs of the corporation shall be managed and al] corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers,

it is hereby expressly declared that the Board shall have the following powers:



(a) To select and remove all of the officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or by these bylaws, fix their compensation, and require from them, if necessary, security for faithful service.



(b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefore not inconsistent with law, with the Articles of Incorporation or these bylaws, as they may deem best.



(c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and such of certificates from time to time in their judgment they deem best.



(d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.



(e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust,

mortgages, pledges, hypothecation or other evidence of debt and securities therefor.



Section 2. Number and Qualification of Directors. The authorized number of directors shall be 11 until changed by amendment of the Articles or by a bylaw duly adopted by approval of the outstanding shares amending this
Section 2.



Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.



Section 4. Chairman of the Board. At the regular meeting of the Board, the first order of business will be to select, from its members, a Chairman of the

Board whose duties will be to preside over all board meetings until the next annual meeting and until a successor has been chosen



Section 5. Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board,

unless the notice specified a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.



Vacancies in the Board including those existing as a result of a removal of a director, shall be filled by the shareholder at a special meeting, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.



A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or remove of any director or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any directors are elected, to elect the full authorized number of directors to be voted for the meeting.



The Board may declare vacant the office of a director who has been declared of unsound mind or convicted of a felony by an order of court.



The shareholders may elect a director or directors at any time to fill any vacancy or vacancies. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the shareholder shall have power to elect a successor to take office when the resignation is to become effective.



No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.



Section 6. Place of Meeting. Any meeting of the Board shall be held at any place within or without the State of Nevada which has been designated from time to time by the Board. in the absence of such designation meetings shall be held at the principal executive office of the corporation.



Section 7. Regular Meetings. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, selection of a Chairman of the Board, election of officers, and the transaction of other business. Call and notice of such regular meeting is hereby dispensed with.



Section 8. Special Meetings. Special meetings of the Board for any purposes may be called at any time by the Chairman of the Board, the President, or the

Secretary or by any two directors. Special meetings of the Board shall be held upon at least four (4) days written notice or forty-eight
(48) hours

notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for the purposes of notice.



Section 9. Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the number of directors required as noted above to Constitute a quorum for such meeting.



Section 10. Participation in Meetings by Conference Telephone.



Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participate in such meeting can hear one another.



Section 11. Waiver of Notice. The transactions of any meeting of the Board,

however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if,

either before or after the meeting , each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.



Section 12. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than forty-eight
(48) hours,

notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.



Section 13. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.



Section 14. Action Without Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the

Board and shall be flied with the minutes of the proceedings of the Board.



Section 15. Committees. The board may appoint one or more committees, each consisting of two or more directors, and delegate to such committee any of the authority of the Board except with respect to:



(a) The approval of any action which requires shareholders' approval of the outstanding shares;



(b) The filling of vacancies on the Board or on any committees;



(c) The fixing of compensation of the directors for serving on the Board or approval of the or on any committee; its express terms



(d) The amendment or repeal of bylaws or the adoption of new bylaws



(e) amendment or repeal of any resolution of the Board which by is not so amendable or repealable by a committee of the board;



(f) A distribution to the shareholders of the corporation;



(g) The appointment of other committees of the Board or the members thereof.



Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated by an Executive

Committee or by such other name as the Board shall specify. The
Board shall

have the power to prescribe the manner in which proceedings of any such committee shall be conducted. Unless the Board or such committee shall otherwise provide, the regular or special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.



ARTICLE IV - OFFICERS

Section 1 Officers. The officers of the corporation shall be a president, a secretary and a treasurer. The corporation may also have, at the discretion of the Board, one or more vice-presidents, one or more assistant vice presidents,

one or more assistant secretaries, one or more assistant treasurers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.



Section 2. Election. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of
Section 3 or

Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.



Section 3. Subordinate Officers.  The Board may elect, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board, or the President may from time to time direct.



Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.



Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. The acceptance of such resignation shall be necessary to make it effective.



Section 5. Vacancies. A vacancy of any office because of death, resignation,

removal, disqualification, or any other cause shall be filled in the manner prescribed by these bylaws for the regular election or appointment to such office.



Section 6. President. The President shall be the chief executive officer and general manager of the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board at all meetings of the Board. The president has the general powers and duties of management usually vested in the chief executive officer and the general manager of a corporation and such other powers and duties as may be prescribed by the Board.



Section 7. Vice Presidents. In the absence or disability of the President, the vice presidents in order of their rank as fixed by the Board or, if not ranked, the vice president designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Vice
Presidents

shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the President or the Board.



Section 8. Secretary. The Secretary shall keep or cause to be kept, at the principal executive offices and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special,

and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and proceedings thereof.
The Secretary

shall keep, or cause to be kept, a copy of the bylaws of the corporation at the principal executive office of the corporation.



The Secretary shall keep, or cause to be kept, at the principal executive office, a share register or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.



The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board



Section 9. Treasurer. The Treasurer is the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained,

adequate and correct accounts of the properties and financial transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these bylaws required to be sent to them.



The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial conditions of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.



Section 10. Agents. The President, any vice-president, the
Secretary or

Treasurer may appoint agents with power and authority, as defined or limited in their appointment, for and on behalf of the corporation to execute and deliver, and affix the seal of the corporation thereto, to bonds,

undertakings, recognizance, consents of surety or other written obligations in the nature thereof and any said officers may remove any such agent and revoke the power and authority given to him.



ARTICLE V - OTHER PROVISIONS

Section 1. Dividends. The Board may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law, subject to any contractual restrictions on which the corporation is then subject.



Section 2. Inspection of By-laws. The Corporation shall keep in its Principal

Executive Office the original or a copy of these bylaws as amended to date which shall be open to inspection to shareholders at all reasonable times during office hours. If the Principal Executive Office of the Corporation is

outside the State of Nevada and the Corporation has no principal business office in such State, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these bylaws as amended to date.



Section 3. Representation of Shares of Other Corporations.



The President or any other officer or officers authorized by the Board or the

President are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.



ARTICLE VI - INDEMNIFICATION

Section 1. Indemnification in Actions by Third Parties. Subject to the

limitations of law, if any, the corporation shall have the power to indemnify any director, officer, employee and agent of the corporation who was or is a party or is threatened to be made a party to any proceeding
(other than an

action by or in the right of to procure a judgment in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, provided that the

Board shall find that the director, officer, employee or agent acted in good faith and in a manner which such person reasonably believed in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful, The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that such person had reasonable cause to believe such person's conduct was unlawful.



Section 2. Indemnification in Actions by or On Behalf of the
Corporation.

Subject to the limitations of law, if any, the Corporation shall have the power to indemnify any director, officer, employee and agent of the corporation who was or is threatened to be made a party to any threatened,

pending or completed legal action by or in the right of the Corporation to procure a judgment in its favor, against expenses actually and reasonable incurred by such person in connection with the defense or settlement, if the

Board of Directors determine that such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person would use under similar circumstances.



Section 3. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the officer,

director, employee or agent to repay such amount unless it shall be determined ultimately that the officer or director is entitled to be indemnified as authorized by this Article.



Section 4 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any officer, director, employee or agent of the

Corporation against any liability asserted against or incurred by the officer,

director, employee or agent in such capacity or arising out of such person's

Status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.



ARTICLE VII - AMENDMENTS

These bylaws may be altered, amended or repealed either by approval of a majority of the outstanding shares entitled to vote or by the approval of the

Board; provided however that after the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a flexible Board or vice versa may only be adopted by the approval by an affirmative vote of not less than two-thirds of the corporation's issued and outstanding shares entitled to vote.